Exhibit 99.1

Stealth Technologies Inc. Announces Update Pertaining to its wholly owned subsidiary

Florida Subsidiary Files Chapter 7 Bankruptcy

LARGO, FL / GLOBENEWSWIRE / January 30, 2020 / Stealth Technologies Inc., (OTC PINK: STTH), a company engaged in the business of identifying and capitalizing on emerging technology and associated markets today announced an update regarding the Company’s wholly-owned subsidiary, Stealth Technologies, Inc.

On January 27, 2020 (the “Petition Date”), Stealth Technologies, Inc.’s (“STTH”), a Nevada corporation, wholly owned subsidiary, Stealth Technologies, Inc., a Florida corporation, filed a voluntary petition under chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, commencing its bankruptcy case (the “Bankruptcy Case”). Richard M. Dauval has been appointed by the Bankruptcy Court as the chapter 7 trustee in the Bankruptcy Case and the case number for the Bankruptcy Case is 8:20-bk-00645.

The chapter 7 bankruptcy filing for the Company’s subsidiary will not have any effect on the Company’s trading status. The Company’s stock symbol will remain STTH.

“Filing Chapter 7 bankruptcy for the subsidiary company enables Stealth to focus on operations and move to profitability,” said CEO Alexander Clair.

Court filings and other information relating to the Company’s Chapter 7 case are available at https://pcl.uscourts.gov/pcl/pages/search/results/cases.jsf?sid=e28d82954493422baf55989985df3146.

About Stealth Technologies, Inc.

Stealth Technologies, Inc., incorporated in 2010 and based in Largo, FL, is a publicly traded company that represents and distributes a variety of products solving critical issues in the safety, health, and personal protection industries. Stealth’s represented products solve problems such as emergency response time, electronic pickpockets and hackers, home intrusions and robberies, and more. With such a diverse product offering, Stealth has prepared for long-term growth for our shareholders. For more information, please visit the Company’s website at www.stealthtechinc.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s expectations regarding its Chapter 7 filing, its liquidity and the operation of its business during such process. These statements are based on assumptions and information available to the Company at the time of this press release and are not guarantees of future results. Forward-looking statements involve risks and uncertainty, including, but not limited to, the risk that the Company’s restructuring may not be consummated in a manner beneficial to the Company and its operations; the risk that the Bankruptcy Court may not approve the sale process, risks and uncertainties associated with the length of time the Company will operate as a debtor-in-possession, which is not yet known; risks associated with the bankruptcy process and third party motions in the Chapter 7 proceedings, which may hinder or delay the Company’s ability to consummate its restructuring; risks associated with the Company’s ability to obtain and maintain normal terms with customers, suppliers and service providers; the Company’s ability to maintain contracts that are critical to its operations during Chapter 7 proceedings; the Company’s financial performance and results; availability of sufficient cash flow to operate the Company during the Chapter 7 proceedings; and the “Risk Factors” set forth in the Company’s most recent Annual Report on Form 10-K and in subsequent 10-Q reports filed with the SEC. The Company’s actual results could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if they do, what impact they will have on the Company’s results of operations and financial condition. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Contact:

Alexander J. Clair

investors@stealthtechinc.com

1-800-579-0528